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                                  EXHIBIT 10.2
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                                                                  EXECUTION COPY


                           STOCK REPURCHASE AGREEMENT


         STOCK REPURCHASE AGREEMENT, dated as of July 11, 2001 (this "AGREEMENT"), by and between PAXAR CORPORATION, a New York corporation (the "COMPANY"), and ARTHUR HERSHAFT ("EXECUTIVE").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Executive and the Company are entering into an Employment Agreement, which provides for the terms and conditions of Executive's employment and post-employment relationship with the Company. As of the date of this Agreement, Executive owns or has the right to acquire by exercise of employee stock options a total of 3,866,771 shares of the Company's Common Stock, $0.10 par value ("COMMON STOCK"). By entering into this Agreement, the Company desires to preserve the market price of its Common Stock for the benefit of the Company's shareholders by limiting Executive's ability to sell large blocks of Common Stock in public markets. In addition, the Company will have the ability to use shares of Common Stock purchased from Executive to issue to other employees covered by the Company's Stock Option Plans, Stock Purchase Plan and other stock-based plans that the Company may adopt in the future.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       GENERAL RESTRICTIONS ON TRANSFER.

         1.1 RESTRICTION ON TRANSFER. During the Term of this Agreement (as set forth in Section 9), Executive shall not sell, assign, transfer, pledge, hypothecate, give away or in any other manner dispose of or encumber (any such transaction being hereinafter referred to as a "TRANSFEr") any shares of Common Stock that he now owns or hereafter acquires, unless:

         (i) such transfer of Common Stock is permitted by and made in accordance with the requirements of this Agreement; and

         (ii) if applicable, the proposed recipient of such Common Stock delivers to the Company a written acknowledgment that the Common Stock to be received in such proposed transfer is subject to this Agreement and that the proposed recipient and his, her or its successors in interest are and will be bound hereby.
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         1.2 NON-CONFORMING TRANSFERS VOID. Any purported transfer of Common
Stock other than in accordance with this Agreement shall be null and void and of no effect, and the Company shall not recognize any such transfer in any respect and shall not reflect on its stock transfer register any change in record ownership of Common Stock pursuant to any such purported transfer.

         1.3 STOP TRANSFER ORDER AND RESTRICTIVE LEGEND. In order to effectuate this Agreement, the Company shall place a stop transfer order on its stock transfer register against shares of Common Stock owned by Executive, and each certificate representing Executive's shares of Common Stock hereafter issued to Executive or any transferee of Executive's Common Stock who becomes bound by this Agreement (a "PERMITTED TRANSFEREE") shall bear a legend in substantially the following form upon its face or its back:

                  The shares represented by this certificate are subject to and transferable only in compliance with a Stock Repurchase Agreement, dated as of July __, 2001, between the issuer and the record owner, a copy of which is on file with the Secretary of the issuer.

2.       OPTION.

         2.1 EXECUTIVE'S OPTION TO SELL. Subject to the limitations and restrictions on transfer elsewhere in this Agreement, Executive shall have the right and option (the "OPTION") to sell to the Company, and upon Executive's exercise of the Option as herein provided, the Company shall purchase from Executive, during any Rolling 12-Month Period (as hereinafter defined) during the Term of this Agreement a number of shares of Common Stock equal to the sum of (i) 400,000 shares plus (ii) that number of shares representing the excess of
(x) the total number of shares of Common Stock that Executive had the right to sell to the Company pursuant to the exercise of his Option prior to the commencement of the Rolling 12-Month Period applicable to such exercise over (y) the number of shares of Common Stock Executive actually sold to the Company pursuant to the Exercise of his Option during such period. For purposes of this Agreement, a "ROLLING 12-MONTH PERIOD" shall mean (i) each period of twelve (12) consecutive months during the Term of this Agreement, and (ii) each period shorter than twelve (12) months commencing on the date hereof and ending on the Exercise Date referred to in Section 2.5 or on the day before the beginning of each Rolling 12-Month Period commencing after the first anniversary of this Agreement. A new Rolling 12-Month Period shall begin on each day of the Term and end on the day before the corresponding day of the next year.

         2.2 MINIMUM AND MAXIMUM PUT SHARES. Anything in Section 2.1 to the contrary notwithstanding, the Company shall have no obligation to purchase any shares of Common Stock from Executive upon his exercise of his Option to the extent that:

         (i) the number of shares that Executive desires to sell to the Company upon exercise of his Option plus all other shares of Common Stock that the Company purchased from Executive pursuant to exercises of his Option during the Rolling 12-Month Period applicable to such exercise of his


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                  Option exceeds 800,000 shares of Common Stock; or

         (ii) the number of shares that Executive desires to sell to the Company upon exercise of his Option is less than 200,000 shares of Common Stock.

         2.3 ADJUSTMENTS TO SHARES SUBJECT TO THIS AGREEMENT. In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, but including any such reclassification in connection with the consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock that the Company is required to purchase under this Agreement)), then, in each case, the number of shares of Common Stock that the Company shall be required to purchase upon Executive's exercise of his Option as well as the number of shares of Common Stock that Executive or his Permitted Transferees (each, a "HOLDER") are permitted to transfer hereunder, at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that after such time each Holder shall be entitled to transfer the aggregate number and kind of shares that, if such transfer had been effected immediately prior to such time, such Holder would have transferred upon such exercise and immediately thereafter been entitled to transfer by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above occurs.

         2.4 EFFECT OF REORGANIZATIONS. In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "REORGANIZATIONS"), the successor to the Company shall thereafter be obligated to purchase upon exercise of Executive's Option and a Holder shall have the right to transfer (in lieu of the number of shares of Common Stock theretofore required to be purchased or permitted to be transferred) the kind and amount of shares of stock or other securities or other property that was deliverable upon such Reorganization to a holder of the number of shares of Common Stock before Executive's exercise of his Option or upon a Holder's transfer. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Executive and his Permitted Transferees so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter required to be purchased upon Executive's exercise of his Option or permitted to be transferred by a Holder. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or


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any successor thereto as provided in Section 10.2, and Executive and his
Permitted Transferees, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to purchase from Executive or any other person bound by the terms of this Agreement such shares of stock, securities, or other property as Executive or such other person shall be entitled to sell in accordance with the terms of this Agreement. The above provisions of this
Section 2.4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         2.5 EXERCISE OF OPTION. Executive may exercise his Option by delivering to the Company at its office at 105 Corporate Park Drive, White Plains, New York 10604, or at such other place as the Company may designate in writing, prior to 5:00 p.m. local time on any day of a Window Period (as hereinafter defined) occurring during the Term of this Agreement (the "EXERCISE DATE"), a completed and signed "NOTICE OF EXERCISE" substantially in the form of EXHIBIT A hereto, together with one or more certificates representing the number of shares of Common Stock as to which Executive's Option is being exercised (the "PUT SHARES") and one or more stock powers duly executed in blank with Executive's signature medallion guaranteed. For purposes of this Agreement, the "WINDOW PERIOD" shall be the period commencing on the third (3rd) trading day after the public announcement of the Company's financial results for the preceding fiscal quarter and ending at the close of business on the twelfth (12th) trading day after such public announcement or such other period as the Company shall adopt during which the Company's executive officers may purchase or sell shares of Common Stock in public markets.

         2.6 PURCHASE PRICE AND EXERCISE PRICE. The aggregate "PURCHASE PRICE" payable by the Corporation for the Put Shares shall be equal to (x) the number of Put Shares, multiplied by (y) the Exercise Price. The "EXERCISE PRICE" shall be equal to the average of the closing sale prices for the Common Stock (or other security, as applicable) during the period of seven (7) trading days ended on the trading day immediately preceding the Exercise Date. The closing sale price for any security as of any date shall be the last closing trade price for such security on the New York Stock Exchange as reported by Bloomberg, or, if the New York Stock Exchange is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing bid price of such security as reported by Bloomberg, or, if no last closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

         2.7 PAYMENT OF PURCHASE PRICE. The Company shall pay the Purchase Price to Executive by delivery of a certified or bank check in the amount of the Purchase Price or by wire


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transfer of immediately available funds in the amount of the Purchase Price to such account as Executive shall designate in writing, such delivery or wire transfer to be made not later than the close of business on the third (3rd) business day after the Exercise Date.

3.       LIMITATIONS ON THE COMPANY'S OBLIGATION TO PURCHASE PUT SHARES.

         3.1 LIMITATIONS ON PURCHASE OBLIGATION. Anything in Section 2 to the contrary notwithstanding and subject to Sections 3.2 and 7.3 hereof, the Company shall have no obligation to purchase any Put Shares from Executive under this Agreement if, after giving effect to the purchase of such Put Shares:

         (i) the total Purchase Price of such Put Shares, when added to the total Purchase Price of all Put Shares purchased by the Company during the preceding twelve (12) month period, would exceed twenty-five percent (25%) of the Company's Cash Flow (as hereinafter defined) for the four (4) consecutive fiscal quarters of the Company ended immediately before the Exercise Date; or

         (ii) the purchase of such Put Shares would cause the Company to violate any covenant or agreement to which it may then be subject, including any covenant in any loan agreement; or

         (iii) the purchase of such Put Shares would result in a violation by the Company of Section 513 of the New York Business Corporation Law (Purchase, Redemption and Certain other Transactions by a Corporation With Respect To Its Own Shares).

For purposes of this Agreement, "CASH FLOW" means the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) minus the Company's capital expenditures, in each case determined on a consolidated basis in accordance with United States generally accepted accounting principles consistently applied.

         3.2 OBLIGATIONS NOTWITHSTANDING LIMITATIONS. If the Company is not obligated to purchase Put Shares due to the applicability of Section 3.1, the Company shall continue to be obligated to purchase all Put Shares that it has the ability to purchase without exceeding the limitations of Section 3.1, without regard to the minimum number of shares required to be subject to the exercise of any Option as provided in clause (ii) of Section 2.2.

4.       RIGHT OF FIRST REFUSAL.

         4.1 NOTICE OF BONA FIDE OFFER. If Executive receives a bona fide offer to purchase any shares of Common Stock (a "BONA FIDE OFFER") and desires to sell such shares pursuant to such Bona Fide Offer, Executive shall first deliver to the Company at its office at 105 Corporate Park Drive, White Plains, New York 10604, or at such other place as the Company may designate in writing, a Notice of Bona Fide Offer substantially in the form of EXHIBIT B hereto, accompanied by a duplicate original of a written Bona Fide Offer setting forth the name of the


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proposed transferee and all other terms and conditions of the proposed transfer and signed by the proposed transferee (who shall not be an affiliate (as defined in Rule 405 of the Securities Act of 1933) of Executive or a relative of Executive by blood or marriage). The Notice of Bona Fide Offer shall constitute an offer to sell the shares of Common Stock subject to such Bona Fide Offer to the Company on the same terms and conditions set forth in the Bona Fide Offer. The Company shall have the right to accept Executive's offer to sell his shares of Common Stock by delivery of a written Notice of Acceptance substantially in the form of EXHIBIT C hereto to Executive not later than 5:00 p.m. on the third
(3rd) business day following delivery of the Notice of Bona Fide Offer. If the Company accepts Executive's offer, Executive shall sell his shares to the Company, and the Company shall purchase such shares from Executive, upon the terms and conditions and at the price specified in the Bona Fide Offer.

         4.2 RIGHT TO SELL PURSUANT TO BONA FIDE OFFER. If the Company does not deliver a Notice of Acceptance to Executive in accordance with Section 4.1 above with respect to all Common Stock offered by Executive, Executive shall have the right to sell all, but not less than all, of the shares of Common Stock offered pursuant to the Notice of Bona Fide Offer to the third party designated in and pursuant to the terms of the Bona Fide Offer for a period of ten (10) business days after expiration of the Company's option to purchase such shares under Subsection 4.1 (the "UNRESTRICTED PERIOD"), subject to compliance with all federal and state securities laws. If Executive does not sell all of such shares of Common Stock during the Unrestricted Period, then Executive's right to transfer such Common Stock pursuant to the terms of the Bona Fide Offer shall expire, and any subsequent proposed transfer of such shares Common Stock shall again be subject to the obligations of this Agreement.

         4.3 SHARES SOLD NOT PUT SHARES. Shares of Common Stock offered and sold to the Company or any third party pursuant to this Section 4 shall not be considered Put Shares for purposes of this Agreement.

5.       SALE OF OPTION SHARES.

         Executive shall have the right to sell any shares of Common Stock that Executive acquires or has the right to acquire during the Term of this Agreement pursuant to the exercise of employee stock options granted by the Company to Executive (such shares being referred to herein as "OPTION SHARES") in any manner permitted by federal and state securities laws, including sales pursuant to Rule 144 under the Securities Act of 1933 or pursuant to a resale prospectus contained in an effective Registration Statement on Form S-8. Executive's right to sell such Option Shares under this Section 5 shall be in addition to his right to sell such Option Shares to the Company pursuant to the exercise of his Option under Section 2. Option Shares that Executive sells in accordance with this Section 5 shall not be considered Put Shares for purposes of this Agreement.

6.       PLEDGE OF SHARES.

         6.1 RIGHT TO PLEDGE SHARES. Subject to this Section 6, Executive shall have the right to pledge, hypothecate, encumber or otherwise grant a security interest in (a "PLEDGE") up to 800,000 shares of Common Stock as collateral security for a loan or loans by a financial


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institution (the "PLEDGEE"). Concurrently with any Pledge of Common Stock, the
Pledgee shall agree in writing to be bound by and to sell any shares of Common Stock pledged to it (such shares being referred to herein as "PLEDGED SHARES") only in accordance with this Agreement.

         6.2 SALE OF PLEDGED SHARES. The Pledgee shall give written notice to the Company not later than five (5) business days prior to any sale of Pledged Shares by the Pledgee or for Executive's account, which notice shall specify the amount of the loan and any other obligations to be satisfied by a sale of the Pledged Shares. Such notice shall constitute an offer by the Pledgee to sell all or any part of such Pledged Shares to the Company for cash at the Exercise Price on the date of the Pledgee's notice. The Company may accept such offer with respect to all or any part of the shares so offered by giving the Pledgee a notice of acceptance specifying the number of shares the Company will purchase and the total purchase price thereof. Not later than three (3) business days after receipt of such notice of acceptance, the Pledgee shall deliver one or more certificates representing the Pledged Shares to be purchased by the Company together with a stock power medallion guaranteed against delivery of a certified or bank check in payment of the total purchase price thereof. The Pledgee shall release such Pledged Shares from all other liens, claims and encumbrances of any nature whatsoever in favor of the Pledgee and shall otherwise transfer such Pledged Shares to the Company free of all liens, claims and encumbrances of any nature whatsoever. If the Company does not purchase all Pledged Shares so offered, the Pledgee shall have the right to sell any Pledged Shares offered to the Company but not purchased by it to any person in any legal manner without any further right or interest of the Company in or to such Pledged Shares.

         6.3 PLEDGED SHARES SOLD DEEMED PUT SHARES. Pledged Shares offered and sold to the Company or to any other person by the Pledgee shall be deemed to be Put Shares for purposes of this Agreement.

7.       SALES BY EXECUTIVE'S ESTATE AND ESTATE TRANSFEREES.

         7.1 TRANSFERS BY PERSONAL REPRESENTATIVES AFTER EXECUTIVE'S DEATH. Except as otherwise provided in this Section 7, if Executive dies during the Term of this Agreement, transfers of his shares of Common Stock by his personal representatives and by any person who receives shares of Common Stock from his estate (each, an "ESTATE TRANSFEREE") shall continue to be subject to the terms of this Agreement.

         7.2 TRANSFEREES TO BE BOUND. Executive's personal representatives may transfer shares of Common Stock to the Estate Transferees, provided that such personal representatives and Estate Transferees of such shares satisfy the following conditions:

                  (i) before or concurrently with submitting any shares of Common Stock to the Company's transfer agent for transfer upon the its stock transfer books, the personal representatives shall notify the Company of the number of shares to be transferred, the name and address of each Estate Transferee to whom such shares are to be transferred, the total number of shares that the personal representatives hold or have transferred from Executive's estate, and the percentage of all shares so held or transferred represented by the shares to be transferred to each such Estate Transferee; and


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                  (ii) as a condition to delivery of certificates representing the Common Stock to an Estate Transferee, such Estate Transferee shall agree in writing to be bound by the terms of this Agreement.


         7.3 MAXIMUM SHARES SUBJECT TO OPTION IN FIRST 12 MONTHS AFTER DEATH. During the first twelve (12) months after Executive's death, Executive's personal representatives shall have the right to sell up to a total of 800,000 shares of Common Stock to the Company pursuant to the exercise of the Option under Section 2 hereof, and the limitation set forth in clause (i) of Section
3.1 shall not be effective to restrict such sales.

         7.4 COMPANY RIGHT OF FIRST OFFER. If Executive's personal representatives determine in the exercise of their reasonable discretion that in order to pay estate, inheritance or similar taxes arising as a result of Executive's death ("ESTATE TAXES"), they need to sell shares of Common Stock in excess of the shares they are entitled to sell to the Company pursuant to
Section 7.3 above, they shall so inform the Company in writing specifying the dollar amount required to pay such taxes and the number of shares of Common Stock they will be required to sell at the Exercise Price on the date of such notice in order to pay such taxes. Such notice shall constitute an offer by Executive's personal representatives to sell all or any part of such shares to the Company for cash at the Exercise Price per share specified therein. The Company may accept such offer with respect to all or any part of the shares so offered by giving Executive's personal representatives a notice of acceptance specifying the number of shares the Company will purchase and the total purchase price thereof not later than two (2) business days after its receipt of the personal representatives' notice. Not later than three (3) business days after receipt of such notice of acceptance, Executive's personal representatives shall deliver to the Company one or more certificates representing the shares to be purchased by the Company together with a stock power medallion guaranteed against delivery of a certified or bank check in payment of the total purchase price thereof or payment by wire transfer of immediately available funds in the amount of the total purchase price to such account as executive's personal representatives shall designate in writing. Executive's personal representatives shall transfer such shares free of all liens, claims and encumbrances of any nature whatsoever. If the Company does not purchase all shares so offered, Executive's personal representatives shall have the right to sell (i) any shares offered to the Company but not purchased by it and (ii) any additional shares of Common Stock Executive's personal representatives determine are required to be sold in order to pay Estate Taxes, to any person in any legal manner without any further right or interest of the Company in or to such shares.

         7.5 SALES BY ESTATE TRANSFEREES. Subject to this Section 7.5, after the date on which an Estate Transferee shall have received shares of Common Stock from Executive's estate (such shares being referred to herein as "TRANSFERRED SHARES") and shall have agreed to be bound by the terms of this Agreement in accordance with Section 7.1 (such date being referred to herein as the "DISTRIBUTION DATE"), an Estate Transferee shall have the right to sell up to one-third (1/3) of the Transferred Shares in each of the first three (3) years after the Distribution Date; provided, however, that if the Executive establishes either an inter vivos trust or a trust under his Will having his surviving spouse as the sole income beneficiary (such trust being referred to herein as


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the "MARITAL TRUST"), then the Marital Trust shall have the right to sell up to one-half (1/2) of the Transferred Shares in each of the first two (2) years after the Distribution Date. Such right shall be cumulative, such that an Estate Transferee may sell in subsequent years any Transferred Shares such Estate Transferee had the right to sell, but did not sell, in prior years. In addition, if an Estate Transferee is required to sell any Transferred Shares in order to comply with or satisfy any law, rule, order, judgment or similar legal obligation, including sales required to comply with provisions of the Internal Revenue Code and New York State Estates, Powers and Trusts Law applicable to private foundations, such Estate Transferee may sell additional Transferred Shares to satisfy such obligation. Any Estate Transferee that desires to sell Transferred Shares that he, she or it has the right to sell under this Section
7.5 shall give not less than five (5) business days' prior notice of such Estate Transferee's intention to sell specifying the number of Transferred Shares such Estate Transferee desires to sell. Such notice shall constitute an offer by such Estate Transferee to sell all or any part of such Transferred Shares to the Company for cash at the Exercise Price per share on the date of the notice. The Company may accept such offer with respect to all or any part of the Transferred Shares so offered by giving such Estate Transferee a notice of acceptance specifying the number of Transferred Shares the Company will purchase and the total purchase price thereof. Not later than three (3) business days after receipt of such notice of acceptance, such Estate Transferee shall deliver to the Company one or more certificates representing the Transferred Shares to be purchased by the Company together with a stock power medallion guaranteed against delivery of a certified or bank check in payment of the total purchase price thereof or payment by wire transfer of immediately available funds in the amount of the total purchase price to such account as such Estate Transferee shall designate in writing. Such Estate Transferee shall transfer such Transferred Shares free of all liens, claims and encumbrances of any nature whatsoever. If the Company does not purchase all Transferred Shares so offered, such Estate Transferee shall have the right to sell any Transferred Shares offered to the Company but not purchased by it to any person in any legal manner without any further right or interest of the Company in or to such Transferred Shares.

         7.6 TERMINATION OF WINDOW PERIOD RESTRICTIONS. Executive's personal representatives shall have the right to exercise the Option at any time after Executive's death without regard to the Window Period set forth in Section 2.5, provided that the person exercising the Option is not himself or herself an executive officer of the Company subject to limitations on the sale and purchase of Common Stock during Window Periods.

         7.7 TERMINATION OF RESTRICTIONS ON ESTATE TRANSFEREES. All restrictions imposed by this Agreement on the right of Estate Transferees to transfer Transferred Shares shall end three (3) years after the Distribution Date in the case of all Estate Transferees other than the Marital Trust and two (2) years after the Distribution Date in the case of the Marital Trust.

8.       GIFTS.

         8.1 GIFTS TO FAMILY TRUSTS. Anything in this Agreement to the contrary notwithstanding, Executive may transfer his shares of Common Stock to a trust exclusively for his benefit and/or the benefit of his spouse and/or children and/or grandchildren; provided, however, that the trustee of such trust shall agree in writing to be bound by the terms of this Agreement; and provided, further, that notwithstanding such transfer, during his lifetime,


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Executive shall be deemed to continue to be the owner of such shares for purposes of this Agreement. After Executive's death, for purposes of this Agreement, the trustees and/or beneficiaries of any such trust shall be deemed to be Estate Transferees, the shares held by such trustees and/or beneficiaries shall be deemed to be Transferred Shares, the date of Executive's death shall be deemed to be the Distribution Date with respect to such shares, and such trustees and/or beneficiaries shall have the right to sell such shares only in accordance with the terms of Section 7.5 hereof.

         8.2 EXCLUDED GIFTS. Anything in this Agreement to the contrary notwithstanding, Executive may transfer up to a total of One Hundred Thousand (100,000) shares of Common Stock during any Rolling 12-Month Period to members of his immediate family or charitable organizations exempt from taxation under
Section 501 of the Internal Revenue Code of 1986, as amended, or any applicable successor provision without first complying with the restrictions on transfer set forth in this Agreement.

9.       TERM.

         9.1 TERM. The Term of this Agreement shall commence as of the date hereof and shall end on the earlier of (i) July 1, 2013, or (ii) the date on which all shares of Common Stock owned by Executive shall have been transferred without any further restriction under this Agreement.

         9.2 TERMINATION AFTER CHANGE OF CONTROL. Anything in Section 8.1 to the contrary notwithstanding, Executive may terminate this Agreement by giving written notice of termination at any time within six (6) months after a Change of Control (as defined in Executive's Employment Agreement) of the Company.

10.      MISCELLANEOUS.

         10.1 ARBITRATION. Any dispute, controversy or claim arising out of or pursuant to this Agreement or the breach hereof shall be settled by arbitration in the City of New York, State of New York. Such arbitration shall be effected by arbitrators selected as hereinafter provided and shall be conducted in accordance with the rules of the American Arbitration Association then in effect. The dispute, controversy or claim shall be submitted to three arbitrators, one arbitrator to be selected by the Company, one arbitrator to be selected by Executive and the third arbitrator to be selected by the two so selected by the Company and the Executive, or if they cannot agree on a third, by the American Arbitration Association. In the event that either the Company or the Executive within one (1) month after notification of any demand for arbitration hereunder, shall not have selected its arbitrator and given notice thereof to the other party in accordance with the terms of this Agreement, the arbitrator for such party shall be selected by the American Arbitration Association. Meetings of the arbitrators shall be held in New York, New York, or at such other place or places as may be agreed upon by the parties and the arbitrators. The results of final determination of any such arbitration proceedings shall be binding on the parties hereto and a judgment may be entered in any court having jurisdiction.

         10.2 ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. In the event of a Change of Control, the Company shall require any person (or persons acting as a group) who acquires ownership or effective control of the Company or ownership of a substantial portion of the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it if no such Change of Control had taken place. As used in this Agreement, the "Company" shall mean the Company as defined in the heading of this Agreement and any person (or group) that acquires ownership or effective control of the Company or ownership of a substantial portion of the business or assets of the Company or that otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

         10.3 INTEGRATED AGREEMENT; AMENDMENTS. This Agreement shall supersede any and all existing oral or written agreements, representations, or warranties between Executive and the Company or any of its subsidiaries or affiliated entities relating to the purchase of Executive's shares of Common Stock. It may not be amended except by a written agreement signed by both parties.

         10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to its conflict of laws provisions.

         10.5 NOTICES. Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or sent by facsimile and confirmed by next-day delivery of such notice by Express Mail, Federal Express or other recognized overnight delivery service, to those persons listed below at their following respective addresses and fax numbers or at such other address and fax number as each may specify by notice to the others.

To the Company:

                  Paxar Corporation
                  105 Corporate Park Drive
                  White Plains, New York 10604
                  Attention: General Counsel
                  Fax: 914-967-6860

To Executive:

                  Arthur Hershaft
                  2 Gray Oaks Lane
                  Greenwich, Connecticut 06830
                  Fax:  203-629-0552

         As part of his, her or its agreement to be bound by this Agreement, each Permitted Transferee shall provide the Company in writing with an address and fax number for notice hereunder.

         10.6 NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         10.7 SEVERABILITY. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

         10.8 HEADINGS. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

         10.9 NUMBER AND GENDER. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa, and the use of one gender shall include all other genders, as appropriate.

         10.10 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.


                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year set forth above.


PAXAR CORPORATION                              EXECUTIVE

By:    /s/ Leo Benatar                         /s/ Arthur Hershaft
       --------------------------------        --------------------------------
                                               Arthur Hershaft
Name:  Leo Benatar

Title: Chairman, Compensation Committee        Date:   July 11, 2001

Date:  July 11, 2001

                                                                       EXHIBIT A



                               NOTICE OF EXERCISE


To: Paxar Corporation

         (1) The undersigned hereby elects to sell ________ shares of Common Stock OF Paxar Corporation (the "Shares") pursuant to the terms of the Stock Repurchase Agreement between Paxar and the undersigned, and tenders herewith certificates representing such shares of Common Stock, together with a Stock Power duly executed by the undersigned and medallion guaranteed.

         (2) The Exercise Price for the Shares, as determined in accordance with
Section 2.6 of the Stock Repurchase Agreement, is: $_____________.

         (3) The Purchase Price for the Shares, as determined in accordance with
Section 2.6 of the Stock Repurchase Agreement, is: $_____________.

         (4) Please pay the Purchase Price in the manner specified below:

         ___ By check payable to the order of the undersigned.

         ___ By wire transfer in accordance with the following instructions:


Dated:
      ______________________

                                            ____________________________________
                                            Signature

                                                                       EXHIBIT B


                            NOTICE OF BONA FIDE OFFER


To: Paxar Corporation

         (1) The undersigned has received a bona fide offer to purchase _______ shares of Paxar Common Stock in accordance with the signed offer attached hereto.

         (2) The purchase price per share is $_________ and the total purchase price is $__________.

         (3)      The method of payment is:


Dated:______________________

                                            ____________________________________
                                            Signature

                                                                       EXHIBIT C


                              NOTICE OF ACCEPTANCE


To:_______________________


         (1) Paxar Corporation hereby accepts your offer to sell ___________ shares of Paxar Common Stock pursuant to your Notice of Bona Fide Offer dated ____________.

         (2)      The total purchase price for the shares is:
                  $____________________.

         (3) Payment will be effected in the manner specified in your Notice of Bona Fide Offer upon Paxar's receipt of the certificates representing your shares and a stock power executed by you and medallion guaranteed.




Dated:_____________________             Paxar Corporation


                                        By:__________________________________


                                           __________________________________
                                           Name

                                           __________________________________
                                           Title


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